Exhibit 99.1

Alarm.com Announces Business Update, Preliminary 2022 Third Quarter Financial Results, and Earnings Release Date

TYSONS, Va., October 27, 2022 -- Alarm.com Holdings, Inc. (Nasdaq: ALRM), the leading platform for the intelligently connected property, today announced that Vivint Inc. has notified the company that it will stop paying license fees to Alarm.com under the Patent Cross License Agreement between the companies. Vivint has paid the required licensing fees to Alarm.com since the agreement was executed in November 2013. Alarm.com disputes Vivint’s refusal of payment, has filed for arbitration per the agreement, and is actively evaluating additional legal remedies.

Beginning with the fourth quarter of 2022, Alarm.com believes that quarterly SaaS and license revenue and total revenue will be impacted by approximately $6 million, or 2.8% of total revenue in the fourth quarter of 2022. Alarm.com also believes that quarterly earnings and cash flow will be impacted by the aforementioned $6 million, plus additional legal fees.

Alarm.com is also releasing preliminary third quarter 2022 financial results.

•Third quarter SaaS and license revenue is expected to be between $132.8 million and $133 million, compared to the company’s guidance of $130.9 million to $131.1 million.

•Third quarter hardware revenue is expected to be between $82.0 million and $82.5 million.

•Third quarter total revenue is expected to be between $215 million and $215.5 million.

The foregoing expected results are preliminary and are subject to change based on the completion of the Company’s quarter-end review process. These preliminary financial results include calculations or figures that have been prepared internally by management and have not been reviewed by the Company’s independent registered public accounting firm.

Alarm.com will discuss these developments and report final 2022 third quarter financial results after the market close on Tuesday, November 8, 2022. Management will host a conference call and webcast at 4:30 p.m. ET that same day.

Please click here to pre-register for the conference call and obtain your dial in number and individual passcode.

You can also listen to the call via webcast on Alarm.com’s investor relations website. A recorded version will be available under the same link following the conclusion of the conference call.

About Alarm.com Holdings, Inc.
Alarm.com is the leading platform for the intelligently connected property. Millions of consumers and businesses depend on Alarm.com's technology to manage and control their property from anywhere. Our platform integrates with a growing variety of Internet of Things (IoT) devices through our apps and interfaces. Our security, video, access control, intelligent automation, energy management, and wellness solutions are available through our network of thousands of professional service providers in North America and around the globe. Alarm.com's common stock is traded on Nasdaq under the ticker symbol ALRM. For more information, please visit www.alarm.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “designed,” “enable,” “ensure,” “expect,” “intend,” “will,” and other similar terms and phrases, and such forward-looking statements include, but are not limited to, the statements regarding the Company’s preliminary estimates for SaaS and license revenue, hardware revenue and total revenue for the third quarter of 2022 and the impact of the Vivint dispute on future quarterly revenue. The events described in these forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements, including, but not limited to: an arbitrator’s ruling on and/or outcome of the Company’s contractual dispute with Vivint; the Company’s actual operating results and business operations may be negatively impacted by the anticipated impact of the global economic uncertainty and financial market conditions caused by significant worldwide events, including public health crises, such as the COVID-19 pandemic, and geopolitical upheaval, such as Russia’s incursion into Ukraine (collectively Macroeconomic Conditions). Macroeconomic Conditions and their economic effects may reduce demand, the reliability of the Company’s network operations centers, the Company’s ability to retain service provider partners and residential and commercial subscribers and sustain its growth rate, the Company’s ability to manage growth and execute on its business strategies, the effects of increased competition and evolving technologies, the Company’s ability to integrate acquired assets and businesses and to manage service provider partners, customers and employees, consumer demand for interactive security, video monitoring, intelligent automation, energy management and wellness solutions, the Company’s reliance on its service provider network to attract new customers and retain existing customers, the Company's dependence on its suppliers, the potential loss of any key supplier or the inability of a key supplier to deliver their products to us on time or at the contracted price, the reliability of the Company’s hardware and wireless network suppliers and enhanced United States tax, tariff, import/export restrictions, or other trade barriers, particularly tariffs from China as well as other risks and uncertainties discussed in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 filed with the Securities and Exchange Commission on August 9, 2022 and other subsequent filings the Company makes with the Securities and Exchange Commission from time to time, including its Form 10-Q for the quarter ended September 30, 2022. In addition, the forward-looking statements included in this press release represent the Company’s views and expectations as of the date hereof and are based on information currently available to the Company. The Company anticipates that subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.